                                     BY-LAWS
                                       OF
                            ATWOOD RV PRODUCTS, INC.

                             An Illinois Corporation

                                   ARTICLE I.

                             Shareholders' Meetings


          Section 1. Annual Meeting. The annual meeting of shareholders shall be held on the date during the fifth month of each fiscal year and at the time and place as the Board of Directors shall fix, for the purpose of electing directors and transacting such other business as may properly come before the meeting. Any annual meeting not held on the designated day may be held on any day thereafter to which it may be adjourned.

          Section 2. Special Shareholders' Meetings. Special meetings of shareholders may be called by the President, the Board of Directors or by the holders of not less than one-fifth of all the outstanding shares of the Corporation entitled to vote, for the purpose or purposes stated in the call of the meeting.

          Section 3. Place of Meeting. The Board of Directors may designate any place either within or without Illinois as the meeting place for any shareholders' meeting called by the Board of Directors. If no designation is made or if some person other than the Board calls a special meeting, the meeting shall be held at the Corporation's chief executive office.

          Section 4. Notice of Meetings. Written notice of the time, place and purposes of a shareholders' meeting shall be given not more than sixty (60) days and not less than ten (10) days, or in the case of a merger, consolidation, share exchange, dissolution or sale, lease or exchange of assets, not less than twenty (20) days, before the meeting date, either personally or by mail, to each shareholder of record entitled to vote at the meeting. If mailed, the notice shall be deemed to be given when deposited in the United States mail, postage pre-paid, addressed to the shareholder at his or her address as it appears on the Corporation's stock transfer books.

          Section 5. Quorum. At all shareholders' meetings, except where otherwise provided by law, the holders of a majority of the outstanding shares entitled to vote, being present in person or by proxy, shall constitute a quorum for all purposes. The shareholders present in person or by proxy at the meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

          Section 6. Voting. Each outstanding share of capital stock is entitled to one vote on each matter submitted to a vote, except as otherwise provided in the Articles of Incorporation or under law. A vote may be cast either orally or in writing, at the discretion of the chairperson of the meeting.

          Section 7. Adjournments. Any annual or special shareholders' meeting, whether or not a quorum is present, may be adjourned from time to time by a majority vote of the shares present in person or by proxy. Unless the Board of Directors fixes a new record date for the adjourned meeting, it is not necessary to give notice of the adjourned meeting if the date, time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken and only such business is transacted at the adjourned meeting as might have been transacted at the original meeting.

          Section 8. Informal Action by Shareholders. Unless otherwise provided in the Articles of Incorporation, any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting and without a vote, if a consent in writing, setting forth the action so taken shall be signed (a) if five days' prior notice of the proposed action is given in writing to all the shareholders entitled to vote with respect to the subject matter thereof, by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voting, or (b) by all the shareholders entitled to vote with respect to the subject matter thereof.

     Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given in writing to those shareholders who have not consented in writing. In the event that the action which is consented to is such as would have required the filing of a certificate under any section of the Illinois Business Corporation Act if such action had been voted on by the shareholders at a meeting thereof, the certificate filed under such section shall state in lieu of any statement required by such section concerning any vote of shareholders, that written consent has been given in accordance with the provisions of Section 7.10 of the Illinois Business Corporation Act and that written notice has been given as provided in such
Section 7.10.

                                   ARTICLE II.

                                    Directors


          Section 1. Number and Term of Office. The number of directors of the Corporation shall be not less than one nor more than three, the number to be determined initially by the incorporator and thereafter by the Board of Directors. All directors shall be elected at the annual meeting of shareholders and hold office until the succeeding annual meeting and until their respective successors are elected and have qualified, or until their earlier death, resignation or removal.

          Section 2. Vacancies. Any vacancy in the Board of Directors through death, resignation, disqualification or other cause, or because of an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum, for a term of office continuing only until the next election of directors by the shareholders.

          Section 3. Removal. A director of the Corporation may be removed from office for any reason by the vote of the holders of a majority of the capital stock then outstanding and entitled to vote at a special meeting of the shareholders called for that purpose.

          Section 4. Annual and Regular Meetings. The annual meeting of the Board of Directors shall be held on the date of the Corporation's annual shareholders meeting. Regular meetings of the Board of Directors may be held without notice at such time and place as may be fixed by resolution of the Board.

          Section 5. Special Meetings. Special meetings of the Board of Directors may be held whenever called by the Chairperson or the President, or upon the written request of a majority of the Board of Directors. Notice thereof shall be given personally or by telephone, mail, facsimile, or similar means of communication to the last known address of each director at least one (1) day before such meeting. Neither the business to be transacted at, nor the purpose of, a special meeting need be specified in the notice of the meeting.

          Section 6. Quorum and Voting. A majority of the Directors then in office shall constitute a quorum for transacting business, unless otherwise provided by law or the Articles of Incorporation. A majority of Directors present at any regular or special meeting, although less than a quorum, may adjourn the meeting from time to time, without notice. The majority vote of members present at a meeting at which a quorum is present constitutes the action of the Board of Directors, unless the vote of a larger number is required by law, the Articles of Incorporation, or the By-Laws.

          Section 7. Action of Directors Without a Meeting. Except as otherwise provided by law, action required or permitted to be taken pursuant to authorization voted at a meeting of the Board of Directors or a committee thereof may be taken without a meeting if, before or after the action, all members of the Board of Directors or of the committee consent thereto in writing. The written consents shall be filled with the minutes of the proceedings of the Board of Directors or committee. The consent has the same effect as a vote of the Board of Directors or committee for all purposes.

          Section 8. Compensation. The members of the Board of Directors of the Corporation who are not full-time officers or employees of the Corporation shall receive such reasonable compensation and reimbursement of expenses for their services as determined by the Board of Directors.


                                  ARTICLE III.

                                    Officers


          Section 1. Number. The officers of the Corporation shall be a President, a Secretary, and a Treasurer. The Board of Directors may also elect a Chairperson of the Board, one or more Vice Chairpersons of the Board, one or more Vice Presidents (one or more of whom may be designated as Senior Vice President or Executive Vice President), a Controller and one or more Assistant Secretaries, Assistant Treasurers, and Assistant Controllers. The Board of Directors shall have power to create such other offices as it may from time to time deem expedient.

          Section 2. Election and Term of Office. The officers shall be elected annually by the Board of Directors at its annual meeting. If the officers are not elected at this meeting, they shall be elected as soon thereafter as convenient. Each officer shall hold office until his or her successor shall have been duly elected and qualified or until his or her death, resignation or removal.

          Section 3. Removal and Vacancies. Any officer elected or appointed by the Board may be removed by the Board of Directors at any time with or without cause. Vacancies among officers of the Corporation during the year may be filled by the Board of Directors for the unexpired portion of the term.

          Section 4. Chief Executive and Chief Operating Officers. The Board of Directors shall designate one of the Corporation's officers as the chief executive officer and may, from time to time, but shall not be required to do so, designate one of the officers as the chief operating officer. In the absence of any designation, the President shall serve as the chief executive officer. Subject to the direction of the Board of Directors, the chief executive officer shall have general supervision of the Corporation's business, departments, officers, and employees, and shall prescribe duties of other officers and employees insofar as they are not specified by the By-Laws or by the Board of Directors. The chief executive officer shall preside at all meetings of the shareholders and Board of Directors. The chief operating officer shall have such duties as may be designated by the chief executive officer or by the Board of Directors.

          Section 5. Chairperson of the Board. The Chairperson of the Board shall perform such duties as may be designated by the chief executive officer or by the Board of Directors. In the chief executive officer's absence or disability, the Chairperson shall preside at meetings of the shareholders and Board of Directors.

          Section 6. Vice Chairperson of the Board The Vice Chairperson of the Board shall perform such duties as may be designated by the chief executive officer or by the Board of Directors. In the chief executive officer's and Chairperson's absence or disability, the Vice Chairperson shall preside at meetings of the shareholders and Board of Directors.

          Section 7. President. The President shall perform such duties as may be designated by the chief executive officer or by the Board of Directors.

          Section 8. Vice Presidents. The Vice Presidents shall perform such duties and be vested with such powers as the Board of Directors or the chief executive officer may prescribe.

          Section 9. Secretary. The Secretary shall keep a record in proper books maintained for that purpose of all proceedings of the Board of Directors and the shareholders. The Secretary shall keep all other records and shall perform all other duties as the Board of Directors or the chief executive officer shall designate. The Secretary shall give all notices required by law, the Articles of Incorporation, the By-Laws, or the resolutions of the Board of Directors. The Secretary shall in general perform all the duties appurtenant to the office of Secretary, subject to the control of the Board of Directors and the chief executive officer.

          Section 10. Treasurer. The Treasurer shall be responsible for all funds and securities of the Corporation. The Treasurer shall deposit all the Corporation's funds with such depositories as the Board of Directors may designate. The Treasurer shall in general perform all duties incident to the position of Treasurer, subject to the control of the Board of Directors and the chief executive officer.

          Section 11. Other Officers. Other officers appointed by the Board of Directors shall exercise those powers and perform those duties as may be delegated to them by the Board of Directors or the chief executive officer.

          Section 12. Additional Duties and Authorities. The officers shall have authority to execute on the Corporation's behalf any and all contracts, agreements, bonds, deeds, mortgages, leases or other obligations of the Corporation arising in its regular course of business other than where the Corporation's Board of Directors designate one or more specific officers or agents to act on the Corporation's behalf. All documents, instruments and writings of any nature not arising in its regular course of business shall be executed and delivered by the Corporation's officer or officers and in such manner as the Board of Directors may, from time to time, determine.

                                   ARTICLE IV.

                                   Committees


          The Board of Directors may establish such committees as it may deem necessary or desirable to conduct the Corporation's business. Any committee created shall consist of one or more directors and shall have the duties, powers, and authority as the Board of Directors shall specify.


                                   ARTICLE V.

                                  Capital Stock


          Section 1. Certificates. The interest of the Corporation's shareholders may be evidenced by stock certificates, certifying the number of shares represented thereby and in such form not inconsistent with law and the Articles of Incorporation as the Board of Directors may from time to time prescribe. The Board of Directors may authorize that some or all of the Corporation's shares shall be issued without certificates in the manner prescribed by law.

          The stock certificates shall be signed by the Chairperson of the Board, the President, or a Vice President and may also be signed by the Secretary or the Treasurer. The Corporation's seal may be affixed to the certificates, and may be either printed or manually affixed. The officers' signatures may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself. If any officer who has signed or whose facsimile signature has been placed upon any certificate ceases to hold that office before the certificate is issued, the Corporation may issue the certificate with the same effect as if he or she held that office at its issuance.

          All certificates of stock surrendered to the Corporation for transfer shall be cancelled and, except in the case of lost or destroyed certificates as provided below, no new certificate shall be issued until the former certificate or certificates for the shares represented thereby shall have been surrendered and cancelled.

          Section 2. Lost Certificates. When a stock or other certificate previously issued is alleged to have been lost or destroyed, a replacement certificate may be issued upon such terms and indemnity to the Corporation as the Board of Directors or the chief executive officer may prescribe.

          Section 3. Transfer of Shares. Transfer of the Corporation's stock shall be made only on the stock transfer books, and the Corporation may decline to recognize the holder of any certificate as a shareholder until the shares represented by such certificate are transferred into his or her name on the Corporation's stock transfer books. The Corporation shall be entitled to treat the record holder of any shares as the absolute owner thereof, and shall not be bound to recognize any equitable or other claim to or interest in those shares on the part of any other person, whether or not it has express or other notice thereof, except as otherwise provided by law. The Board of Directors may appoint one or more stock transfer agents and registrars (which functions may be combined), and may require all stock certificates to bear the signature of the transfer agent and registrar.

          Section 4. Fixing Record Dates. For the purpose of determining shareholders entitled to notice of and to vote at a shareholders' meeting or any adjournment thereof, or for any other purpose, the Board of Directors may fix in advance a date as the record date. The date shall not be more than sixty (60) nor less than ten (10) days (or in the case of a merger, consolidation, share exchange, dissolution or sale, lease or exchange of assets, not less than twenty
(20) days) before the date of the meeting, nor more than sixty (60) days before any other action.


                                   ARTICLE VI.

                                  Miscellaneous


          Section 1. Seal. The Corporation's seal shall consist of the Corporation's name and state of incorporation around the periphery of a circle, with the words "Seal" or "Corporate Seal" within the circle.

          Section 2. Fiscal Year. The Corporation's fiscal year shall be a 52/53 week year designated by the President or Chief Financial Officer from time to time.

          Section 3. Indemnification of Directors, Officers, Employees, and Agents. The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving another organization or entity (whether for profit or not) at the Corporation's request. Such indemnification shall be to the fullest extent, and shall be determined in such manner, as now or hereafter permitted by law. The indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of the person.

          The Corporation may, by action of its Board of Directors, indemnify its employees and agents to the same extent as the indemnification of directors and officers.

          Notwithstanding the foregoing, the indemnification and advancement of expenses provided by or granted under the Illinois Business Corporation Act shall not be considered exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Articles of Incorporation, By-Laws, insurance, or a contractual agreement.


                                  ARTICLE VII.

                                   Amendments


          These By-Laws may be amended, altered or repealed and new By-Laws may be adopted by the shareholders or, unless prohibited or restricted by the Corporation's Articles of Incorporation, the Board of Directors.

                                  ARTICLE VIII.

                                Scope of By-Laws


          These By-Laws govern the regulation and management of the Corporation's affairs to the extent they are consistent with applicable law and the Articles of Incorporation. To the extent of any inconsistency, applicable law and the Articles of Incorporation shall govern the Corporation's affairs.